Exhibit 10.3

SECURITY AGREEMENT

     This Security Agreement (this “Security Agreement”) is made effective as of December 2, 2009 (“Effective Date”), by and between DayStar Technologies, Inc., a Delaware corporation (“Debtor”), and Peter Alan Lacey (“Secured Party”), with reference to the essential facts stated in the Recitals below.

RECITALS

     A. Pursuant to the terms of that certain Purchase Agreement of even date herewith (the “Purchase Agreement”) and the Secured Promissory Note of even date herewith (the “Note”), all between Debtor and Secured Party, Secured Party is loaning to Debtor a total amount of $150,000 (the “Loan”). This Security Agreement, the Purchase Agreement and the Note shall collectively be referred to as the “Loan Documents”. B. As a condition to receiving the Loan, the terms of the Loan Documents require that Debtor enter into this Security Agreement.

     C. As security for the payment and performance of Debtor’s obligations to Secured Party under the Loan Documents, and as a condition precedent to Secured Party’s obligation to make the Loan, it is the intent of Debtor to create and grant to Secured Party and a security interest in certain property as hereinafter provided.

AGREEMENT

     NOW, THEREFORE, in consideration of the Loan, the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees as follows:

     1. Grant of Security Interest. As security for the full and timely payment and performance of the obligations of Debtor to Secured Party described in Section 2 below (such obligations, collectively and severally, the “Obligations”), subject to the Prior Liens (as defined herein), Debtor hereby pledges and grants to Secured Party a security interest (“Security Interest”) in and to (a) all of Debtor’s right, title and interest in and to contracts to which Debtor is a party, and all other contracts relating to Debtor’s assets, business and operations, (b) all of Debtor’s intellectual property and rights therein and thereto, (c) all of Debtor’s other assets, and all assets used and useful in Debtor’s business and operations, and (d) all other items identified in Exhibit A hereto and incorporated herein by this reference (collectively and severally, the “Collateral”).

     2. Obligations. The Obligations secured by this Security Agreement shall consist of (a) the Loan Documents, (b) any additional monies advanced to or borrowed by Debtor from Secured Party, (c) this Security Agreement, and (d) all amendments or extensions or renewals of such documents, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

Exhibit 10.3

3.	Representations and Warranties. Debtor hereby represents and warrants that: (a) Debtor is the owner of the Collateral and no other person has any right, title,

claim or interest (by way of security interest or other lien or charge or otherwise) in, against or to the Collateral, except liens for taxes, assessments and other government charges not yet due and payable; except (i) a security interest held by Banc of America Leasing & Capital, LLC in certain of the Collateral as described in that certain UCC 1 financing statement filed on October 22, 2008 in the Office of the Secretary of State of the State of Delaware under filing number 83561188 and (ii) a security interest held by TD Waterhouse RRSP Account 230832S, in trust for Peter Alan Lacey as beneficiary, (the “Lacey RRSP Account”) as evidenced by that certain Security Agreement, effective as of September 21, 2009, by and between Debtor and the Lacey RRSP Account, as secured party ((i) and (ii) collectively, the “Prior Liens”); (b) Debtor will not sell or offer to sell or otherwise transfer the Collateral or any interest therein without the prior written consent of Secured Party, except as may be permitted under the Prior Liens; (c) Debtor will not create or permit to exist any future lien on or security interest in the Collateral in favor of any third party with priority over Secured Party, without the prior written consent of Secured Party; except in connection with the Prior Liens; (d) Debtor will, upon Secured Party’s request, remove any unauthorized lien or security interest on the Collateral, and defend any claim affecting the Collateral; (e) Debtor will pay all charges against the Collateral, including, but not limited to, taxes, assessments, encumbrances, and insurance, and upon Debtor’s failure to do so, Secured Party may pay any such charge as it deems necessary and add the amount paid to the indebtedness of Debtor secured hereunder; (f) Debtor will not use or permit any Collateral to be used unlawfully or in violation of any provision of the Loan Documents, this Security Agreement, or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral; and (g) all information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Debtor with respect to the Collateral is true and correct in all material respects.

4.	Covenants of Debtor. Debtor hereby agrees:

(a) to do all acts that may be necessary to maintain, preserve and protect the

Collateral;

     (b) to notify Secured Party promptly of any change in Debtor’s name or place of business, or, if Debtor has more than one place of business, its head office, or office in which Debtor’s records relating to the Collateral are kept;

Exhibit 10.3

     (c) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings deemed necessary or appropriate by Secured Party to perfect, maintain and protect its security interest hereunder and the priority thereof; (d) to appear in and defend any action or proceeding which may affect its title to or Secured Party’s interest in the Collateral; (e) to keep separate, accurate and complete records of the Collateral and to provide Secured Party with copies of such records and such other reports and information relating to the Collateral as Secured Party may reasonably request from time to time; (f) not to cause or permit any waste or unusual or unreasonable depreciation of the Collateral; and (g) at any reasonable time, upon reasonable request by Secured Party, to exhibit to and allow inspection by Secured Party (or persons designated by Secured Party) of the Collateral.

     5. Events of Default. The occurrence of the following event (“Event of Default”) shall constitute an Event of Default under this Agreement: (a) Debtor shall default in its performance of any covenant under this Security Agreement; (b) Debtor fails to pay when due any sum payable under the terms of the Loan Documents or this Security Agreement and Debtor has failed to cure such nonpayment within ninety (90) days after such sum has become due and payable; (c) Debtor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or (d) An involuntary petition is filed against Debtor under any bankruptcy statute now or hereafter in effect, unless such petition is dismissed or discharged within sixty (60) days thereafter, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Debtor.

     6. Remedies. Upon the occurrence of any Event of Default, Secured Party may, at its option, and without further notice to or demand on Debtor and in addition to all rights and remedies available to Secured Party under the Loan Documents or under law, do any one or more of the following, subject, however, to the respective rights of the secured parties under the Prior Liens: (a) foreclose or otherwise enforce Secured Party’s security interest in the Collateral in any manner permitted by law, or provided for in this Security Agreement; and

Exhibit 10.3

     (b) recover from Debtor or Debtor all costs and expenses, including, without limitation, reasonable attorney’s fees, incurred or paid by Secured Party in exercising any right, power or remedy provided by this Security Agreement or by law;

     7. Entire Agreement, Severability. This Security Agreement and the Loan Documents contain the entire agreement between Secured Party and Debtor with respect to the Collateral which is the subject of this Security Agreement. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

     8. Choice of Law. This Security Agreement shall be construed in accordance with and governed by the laws of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

     9. Notice. Any written notice, consent or other communication provided for in this Security Agreement shall be delivered to the addresses and sent in the manner as set forth in the Loan Documents. Such addresses may be changed by written notice given as provided in the Loan Documents.

     10. Interpretation; Rules of Construction. All terms with their initial letters capitalized and not otherwise defined herein shall have the meaning as set forth in the Loan Documents. The words “include”, “includes” and “including” when used in this Security Agreement shall be deemed in each case to be followed by the words “without limitation”. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Security Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.3

     IN WITNESS WHEREOF, Debtor and Secured Party have executed this Security Agreement effective as of the date first above written.

DEBTOR:

DayStar Technologies, Inc., a Delaware corporation By: /s/ William S. Steckel Name: William S. Steckel Title: Chief Executive Officer SECURED PARTY:

/s/ Peter A. Lacey

Name: Peter Alan Lacey

[SIGNATURE PAGE TO SECURITY AGREEMENT]

Exhibit 10.3

EXHIBIT A COLLTERAL LIST

All of Debtor’s right, title and interest, whether now owned or existing or hereafter acquired or arising, and wherever located in the following described property: Equipment. All Equipment, as that term is defined in the Uniform Commercial Code as in effect in California (the “UCC”). Investment Property. All Investment Property, as that term is defined in the UCC.

  Deposit Accounts. All Deposit Accounts, as that term is defined in the UCC.
  Documents and Instruments. All Documents and Instruments, as those terms are defined in the UCC.

Letter-of-Credit Rights. All Letter-of-Credit Rights, as that term is defined in the UCC.

  Inventory Etc. All Inventory, as that term is defined in the UCC.
  Accounts. All Accounts, as that term is defined in the UCC.
  General Intangibles. All General Intangibles, as that term is defined in the

UCC, including but not limited to all federal, state, local and foreign, registered or unregistered rights in: (i) all copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, and all renewals of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, all damages and payments for past, present and future infringement of any of the foregoing and the right to sue for past, present and future infringement of any of the foregoing; (ii) all patents, processes, patent rights and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing and all income, royalties, damages, and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringement of any of the foregoing and the right to sue for past, present and future infringement of any of the foregoing; (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, mask works, logos and other business identifiers, prints and labels on which any of the foregoing have appeared or appear; all registrations and recordings thereof, and all applications in connection therewith, and all renewals thereof, and all income, royalties, damages and payments now or hereafter due and/or payable

Exhibit 10.3

under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringement of any of the foregoing and the right to sue for past, present and future infringement of any of the foregoing; (iv) all moral or similar rights; compilations; sui generis rights; rights under treaties, conventions, directives and the like (including but not limited to rights under the Berne Convention for the Protection Of Literary and Artistic Works, GATT, and all European Union directives, including but not limited to directives regarding the legal protection of databases); trade secrets; derivative works; tangible or intangible intellectual property being or to be developed; schematics; know-how; technology; rights in computer software programs or applications (in both source and object code form and in escrow or otherwise); software and firmware listings; fully commented and updated software source code, and complete system build software and instructions related to all software described herein; designs; sounds; lyrics; soundtracks; music and musical compositions; motion picture synchronization rights; scripts; continuities; testing procedures and results; fabrication and manufacturing methods; supplier lists; registrations and applications relating to any of the foregoing; employee and independent contractor lists; customer lists; sales prospects; sales, advertising, marketing and promotional information, materials, brochures, presentations, white papers, case studies, seminar materials, workbooks, brochures, training manuals and materials; website content; documents, records and files relating to design, end user documentation; manufacturing, quality control, sales, marketing and customer support for all Intellectual Property described herein; business and financial information and strategies; proprietary and other information in or with respect to which Debtor has any interest or rights of any nature; and data and databases; all exclusive and nonexclusive licenses for any of the foregoing intellectual property as described in this Annex A including any subsection hereof, to the extent such licenses may be assigned as security without the consent of the licensor (under their terms or, notwithstanding their terms, under existing or future Laws), or to the extent the consent of the licensor is now or hereafter obtained by Secured Party or Debtor; and all other tangible or intangible information and intellectual property, media (whether now or hereafter existing or invented), copies and languages (including foreign and computer languages) in which any of the foregoing is now or hereafter recorded, copied, translated, encoded or otherwise stored or utilized in any manner (all of the property described in subsections (i), (ii), (iii) and (iv) is hereafter referred to collectively as “Intellectual Property”); (v) all (a) contracts and rights therein, including without limitation rights under software, information and other development contracts; (b) royalties; (c) documents, documents of title, drafts, checks, acceptances, bonds, letters of credit, notes and other negotiable and non-negotiable instruments, bills of exchange, security deposits, certificates of deposit, insurance policies and any other writings evidencing a monetary obligation or security interest in or lease

Exhibit 10.3

of personal property; (d) licenses, leases, rents, contracts or agreements, government entitlements and subsidies and tax refunds; (e) investment property, including, but not limited to, all certificated or uncertificated securities, security entitlements, securities accounts, commodity contracts and commodity accounts; (f) deposit accounts; (g) guarantees, bonds and other personal property securing the payment or performance of any of the foregoing; (h) chattel paper; (i) general intangibles as such term is defined in the Uniform Commercial Code, which shall, in any event, include, without limitation, all right, title and interest in or under any contracts, models, drawings, materials and records, claims, literary rights, goodwill, rights of performance, warranties, rights under insurance policies and rights of indemnification; and (j) Internet domain names and other identifiers of Debtor and all rights connected therewith; (vi) all advertising and promotional materials, training manuals, workbooks, case studies and other materials prepared in connection with and/or relating to Debtor’s consulting business, including, but not limited to design, development, implementation and sale of software, applications, enhancements, frameworks, methodologies, training, marketing, sales and other services that incorporate or utilize any element of the Intellectual Property pursuant to any existing or future license or other agreement in which Debtor now or hereafter has any interest or right of any nature whatsoever (including, without limitation, rights which do not amount to a property right), whether or not used or to be used by Debtor (including without limitation any interest of Debtor as seller or buyer, manufacturer, developer, licensee or licensor, or lessee or lessor); and all whether registered, filed or recorded or not; all whether any or all of the foregoing is eligible for intellectual property protection (including but not limited to whether any of the foregoing is copyrighted or copyrightable).

Books and Records. All books, correspondence, credit files, records, invoices, and other documents, including without limitation all tapes, cards, computer runs and other papers or documents in the possession or control of Debtor; and all balances, credits, deposits, accounts or monies of or in the name of Debtor in the possession or control of, or in transit to the Secured Party, and all records and data relating to anything described in this Exhibit A, whether in the form of a writing, photograph, microfilm, microfiche, or electronic or other media, together with all of Debtor’s assignable right, title, and interest in and to all computer software and hardware required to utilize, create, maintain, and process any such records or data on electronic media.

  Fixtures. All Fixtures, as that term is defined in the UCC.
  Products. All products and produce of any of the above.